Exhibit 8.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 WWW.DYKEMA.COM Tel: 414-488-7300

June [__], 2023

Oxbridge Acquisition Corp. Suite 201, 42 Edward Street Georgetown, Grand Cayman P.O. Box 469, KY1-9006 Cayman Islands

Re:	Registration Statement on Form S-4 (File No. 333-270848)

Ladies and Gentlemen:

We have acted as counsel to Oxbridge Acquisition Corp., a Cayman Islands exempted company (“Oxbridge”) in connection with the domestication of Oxbridge from the Cayman Islands to a Delaware corporation (the “Domestication”), and the proposed business combination between Oxbridge, OXAC Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Oxbridge (“First Merger Sub”), Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct wholly-owned subsidiary of Oxbridge (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), and Jet Token Inc., a Delaware Corporation (“Jet Token”), as contemplated by the Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of May 11, 2023 (as amended, the “Business Combination Agreement”) by and among Oxbridge, First Merger Sub, Second Merger Sub, and Jet Token. In connection with the Domestication, Oxbridge will change its name to “Jet.AI Inc.” (“Jet.AI”). Pursuant to the Business Combination Agreement, (a) First Merger Sub will merge with and into Jet Token (the “First Merger”), with Jet Token surviving the merger as a wholly-owned subsidiary of Jet.AI and (b) as soon as practicable, but in any event within three days following the effective time of the First Merger and as part of the same overall transaction as the First Merger, Jet Token (as the surviving entity of the First Merger) will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Second Merger Sub surviving the merger as a wholly-owned subsidiary of Jet.AI.

The time at which the Business Combination becomes effective is hereafter referred to as the “Effective Time.” This opinion is being rendered to you in connection with the Registration Statement on Form S-4 (as amended through the date hereof, the “Registration Statement”) initially filed by Oxbridge on March 27, 2023, including the proxy statement/prospectus forming a part thereof (the “Proxy Statement/Prospectus”), relating to the transactions contemplated by the Business Combination Agreement. For purposes of this opinion, capitalized terms used and not otherwise defined shall have the meaning ascribed thereto in the Business Combination Agreement.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C. | Wisconsin

Oxbridge Acquisition Corp.
June [__], 2023

You have requested our opinion concerning the tax consequences of the domestication of the Cayman Islands to Delaware and the transactions described in the Business Combination Agreement and the discussion of the Business Combination as set forth in the section entitled “Material U.S. Federal Income Tax Considerations” in the Registration Statement.

Representations and Assumptions

In providing this opinion, we have assumed (without any independent investigation or review thereof) that all original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination; all factual representations, warranties, and statements made or agreed to by the parties to the Business Combination Agreement and related agreements (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise; the descriptions of Oxbridge and Jet Token in the Registration Statement, the public filings filed in connection with Oxbridge’s listing on Nasdaq, and Oxbridge’s and Jet Token’s other public filings are true, accurate, and complete; the description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate, and complete, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; the Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified; Oxbridge and Jet Token will treat the Business Combination for U.S. federal income tax purposes in a manner consistent with the opinion set forth below; and all applicable reporting requirements have been or will be satisfied.

Oxbridge Acquisition Corp.
June [__], 2023

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), administrative rulings, judicial decisions and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Opinions

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, it is our opinion that (i) the Domestication should qualify as a reorganization under Section 368(a)(1)(F) (an “F Reorganization”), (ii) the First Merger and the Second Merger should each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (iii) the Business Combination should qualify as a contribution to a controlled corporation pursuant to Section 351 of the Code. We further confirm that the statements set forth in the Registration Statement under the section entitled “Material U.S. Federal Income Tax Considerations” insofar as they address the material U.S. federal income tax considerations with respect to the Business Combination, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

We hereby consent to be named in the Registration Statement and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Business Combination under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Sincerely,